UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 5, 2013

 MTS SYSTEMS CORPORATION

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

MINNESOTA	0-2382	41-0908057
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

14000 TECHNOLOGY DRIVE, EDEN PRAIRIE, MN 55344

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(952) 937-4000

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

N/A

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.02   Termination of a Material Definitive Agreement

The United States Department of the Air Force (‘USAF”) notified MTS Systems Corporation (the “Company”) on December 5, 2013, that, effective November 27, 2013, the USAF terminated the Administrative Agreement (the “Administrative Agreement”), dated September 19, 2011, between the Company and the USAF. The Administrative Agreement, filed as an exhibit to the Company’s Current Report on Form 8-K dated September 19, 2011, set forth the actions the Company had taken and agreed to take to satisfy the USAF that the Company could be trusted to receive Federal Government contracts and subcontracts and the benefits of Federal assistance programs, and the USAF’s agreement to terminate the suspension of the Company from participation in such activities.

The Administrative Agreement was due to terminate by its terms on September 19, 2014, unless extended by the USAF. The Company requested early termination of the Administrative Agreement and the USAF agreed based upon the Company’s demonstrated efforts to establish and strengthen robust programs to promote compliance and a strong ethical culture.

A copy of the letter from the USAF to the Company terminating the Administrative Agreement is filed as Exhibit 99.1 and incorporated herein by reference. The foregoing description of the letter is qualified in its entirety by reference to the full text of such document.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MTS SYSTEMS CORPORATION (Registrant)
Date: December 10, 2013	By:	/s/ Susan E. Knight
Susan E. Knight Senior Vice President and Chief Financial Officer

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